News Release

Contact: Michael Russell

Investor Relations

Affirmative Insurance Holdings, Inc.
(972) 728-2092

AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES FIRST

QUARTERLY CASH DIVIDEND

ADDISON, Texas (November 9, 2004) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a producer and provider of personal non-standard automobile insurance, today announced its Board of Directors has declared a quarterly cash dividend on its common stock of two cents per share, payable on December 15, 2004 to shareholders of record at the close of business December 1, 2004.

This is Affirmative’s first quarterly cash dividend declaration since the Company completed its initial public offering on July 9, 2004.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

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